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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 9, 1996


                            POOL ENERGY SERVICES CO.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                    TEXAS                                          0-18437
                    -----                                          -------
(STATE OR OTHER JURISDICTION OF INCORPORATION)              (COMMISSION FILE NUMBER)





                                   76-0263755
                                   ----------
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                             10375 RICHMOND AVENUE
                             HOUSTON, TEXAS  77042
                             ---------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                  713/954-3000
                                  ------------
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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Item 5.  OTHER EVENTS

          On July 9, 1996, the Company completed the sale to the public of 4,600,000 shares of its common stock, no par value, from which it realized proceeds of approximately $47,800,000 (net of underwriting discounts and commissions). Of the net proceeds, the Company intends to use (i) $10.9 million in connection with the acquisition of a 51% interest in a newly formed corporation which will provide drilling, workover and well services in Argentina, (ii) $9.1 million in connection with the acquisition of the 51% interest that the Company does not already own in its Malaysia affiliate, Antah Drilling Sdn. Bhd., (iii) $4.5 million in connection with the purchase of the operating assets of Western Oil Well Service Co., (iv) approximately $4.4 million to fund remaining refurbishment costs and providing working capital for the Company's Rig 18, and (v) approximately $5.3 million to replenish working capital reserves previously used to fund costs of refurbishment of Rig 18 and an acquisition completed earlier in 1996. The Company intends to use remaining net proceeds for repayment of debt under its syndicated bank revolving line of credit and for general corporate purposes.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        POOL ENERGY SERVICES CO.

Date:  July 10, 1996
                                        By:   /s/  E. J. SPILLARD
                                             -----------------------------------
                                             E. J. Spillard
                                             Senior Vice President, Finance





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